EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Number 333-151812, 333-122974, 333-108128, 333-56980 and 033-72894) of Cott Corporation of our report dated March 11, 2008, except for Note 9, for which the date is as of March 11, 2009 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

Chartered Accountants, Licensed Public Accountants

Toronto, Ontario

March 11, 2009